EXHIBIT 99.1

NewLink

GENETICS

Today's Discoveries . . . Tomorrow's Medicines

FOR IMMEDIATE RELEASE

NewLink Genetics Presents Positive Phase 2 Data on Novel Immunotherapy, Tergenpumatucel-L, in Non-Small Cell Lung Cancer at the ASCO 2013 Annual Meeting
Data Demonstrate Favorable Outcomes for Tergenpumatucel-L as a Single Agent and Potential to Enhance Salvage Chemotherapy Efficacy in Previously Treated Patients

Ames, IA - June 1, 2013 -- NewLink Genetics Corporation (NASDAQ: NLNK), an oncology-focused biopharmaceutical company specializing in immunotherapy, today announced results from a Phase 2 clinical study with tergenpumatucel-L. The study evaluated the safety and activity of tergenpumatucel-L in 28 previously treated patients with metastatic or recurrent non-small cell lung cancer (NSCLC). All patients in the study received tergenpumatucel-L as a single agent, which resulted in long term stable disease (³ 16 weeks) in 8 of the 28 patients, including one patient who survived 50 months. Median overall survival of 11.3 months with tergenpumatucel-L as a single agent was also encouraging in this patient population. Sixteen of the patients whose disease progressed following tergenpumatucel-L therapy received salvage chemotherapy. The partial response rate was 31 percent (5/16) and an additional 25 percent (4/16) achieved stable disease, suggesting that tergenpumatucel-L enhanced the response rate of the salvage chemotherapy. The safety and tolerability of tergenpumatucel-L was demonstrated in the study with no serious drug related (grade 4) adverse events reported; the most frequent drug related adverse events reported in the study were skin reactions at the injection sites.

NewLink is currently conducting a Phase 2b/3 trial comparing tergenpumatucel-L to docetaxel for patients with previously treated NSCLC. This study will compare the response rates of follow-on chemotherapy for patients whose disease progresses in either the docetaxel or tergenpumatucel-L arm to further investigate tergenpumatucel-L's potential to produce a chemo-sensitization effect. Tergenpumatucel-L is the second most advanced product in clinical testing from NewLink's HyperAcute platform technology.

“Lung cancer continues to be the leading cause of cancer-related deaths in this country.  Response rates to currently available cytotoxic chemotherapies in previously treated patients are typically less than 10 percent with median survival being less than 8 months.  Immune therapies such as tergenpumatucel-L have the promise of improving the outcomes without producing excessive toxicities. If Phase 3 trials confirm these results, tergenpumatucel-L would fill a significant unmet need for these patients,” said Ramaswamy Govindan, MD, Professor of Medicine, Division of Oncology, Washington University School of Medicine.

“Our Phase 2 trial data demonstrate the potential of tergenpumatucel-L to improve survival while enhancing response rates to subsequent therapies,” said Nicholas Vahanian, M.D., President and Chief Medical Officer of NewLink Genetics. “Combined with results from studies of HyperAcute products for other indications, these data show that our HyperAcute technology has the potential to effectively stimulate the human immune system to recognize and destroy cancer cells.”

The Phase 2 data were discussed in a poster presentation entitled “Potential chemo-sensitization effect of tergenpumatucel-L immunotherapy in treated patients with advanced non-small cell lung cancer (NSCLC),” by NewLink Genetics researchers and collaborators at the 2013 Annual Meeting of the American Society of Clinical Oncology (ASCO).

EXHIBIT 99.1

About HyperAcute Immunotherapy
NewLink's HyperAcute immunotherapy platform creates novel biologic products that are designed to stimulate the human immune system to recognize and attack cancer cells. HyperAcute product candidates are composed of human cancer cells that are tumor specific, but not patient specific. These cells have been modified to express alpha-gal, a carbohydrate for which humans have pre-existing immunity. These alpha-gal-modified cells stimulate a rapid and powerful human immune response that trains the body's natural defenses to seek out and destroy cancer cells. The objective of HyperAcute immunotherapies is to elicit an antitumor response by “educating” the immune system to attack a patient's own cancer cells. HyperAcute immunotherapies do not require any tissue from individual patients and use intact whole cells rather than cell fragments or purified proteins. We believe these unique properties of HyperAcute products result in the stimulation of a robust immune response.
NewLink's lead product candidate, algenpantucel-L (HyperAcute pancreas), is being studied in a Phase 3 trial (IMPRESS: “Immunotherapy for Pancreatic Resectable cancer Survival Study”) under a Special Protocol Assessment with the U.S. Food and Drug Administration. This trial involves up to 722 patients with surgically resected pancreatic cancer. Algenpantucel-L is also being tested in a second Phase 3 study (PILLAR: "Pancreatic Immunotherapy with algenpantucel-L for Locally Advanced non-Resectable"), involving patients with locally advanced pancreatic cancer.
NewLink has several HyperAcute product candidates focused on other tumor types in various stages of development, including tergenpumatucel-L, which is in an adaptive design, randomized Phase 2B/3 clinical trial currently accruing up to 240 patients with non-small cell lung cancer.

About NewLink Genetics Corporation
NewLink is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve treatment options for patients with cancer.  NewLink's portfolio includes biologic and small molecule immunotherapy product candidates intended to treat a wide range of oncology indications.  NewLink's product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens.   For more information please visit http://www.linkp.com.  Patient information is available at http://www.pancreaticcancer-clinicaltrials.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the prospects of algenpantucel-L, tergenpumatucel-L, indoximod and our other HyperAcute and/or IDO pathway product candidates and related trials; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink's Annual Report on Form 10-K for the period ended December 31, 2012, Quarterly Report on Form 10-Q for the period ended March 31, 2013, Form S-3 Registration Statement filed December 28, 2012 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.

EXHIBIT 99.1

Contact:
Media:
Gina Nugent
The Yates Network
gina@theyatesnetwork.com

Investors:
Gordon Link
Chief Financial Officer
515-598-2925
glink@linkp.com